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                                                                      EXHIBIT 12

                      H. J. HEINZ COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                Nine Months
                                                                   Ended
                                                                January 26,
                                                                   2005
                                                               -------------
                                                               (Thousands of
                                                                 Dollars)
Fixed Charges:
  Interest expense*.........................................     $175,369
  Capitalized interest......................................           --
  Interest component of rental expense......................       22,231
                                                                 --------
     Total fixed charges....................................     $197,600
                                                                 --------
Earnings:
  Income from continuing operations before income taxes.....     $777,349
  Add: Interest expense*....................................      175,369
  Add: Interest component of rental expense.................       22,231
  Add: Amortization of capitalized interest.................        1,512
                                                                 --------
     Earnings as adjusted...................................     $976,461
                                                                 --------
  Ratio of earnings to fixed charges........................         4.94
                                                                 ========

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* Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.